Exhibit 99.1

Xynomic Pharma Receives Fast-Track Designation from the US FDA for Abexinostat as 4L Therapy
Treating Follicular Lymphoma

SHANGHAI, September 23, 2019 (GLOBE NEWSWIRE) — Xynomic Pharmaceuticals Holdings, Inc. (“Xynomic”, stock ticker: XYNO), a clinical stage US-China oncology drug development company, today announced that the U.S. Food and Drug Administration (“FDA”) has granted Fast-Track designation to Xynomic’s lead drug candidate abexinostat, for use as a single agent, as a fourth-line treatment of relapsed or refractory follicular lymphoma (“FL”). Fast-Track is a designation by the FDA to facilitate the development and expedite the review of drugs to treat serious or life-threatening conditions and fill an unmet medical need.

According to the U.S. National Cancer Institute, FL is the most common indolent non-Hodgkin’s lymphoma subtype in the U.S. with approximately 14,840 new cases per year. It often requires multiple lines of treatment. Despite current available therapies, the outlook for patients that fail third line FL treatment remains poor. The median PFS and EFS were both less than 1 year after third line of treatment. Xynomic is conducting a potentially pivotal Phase 2 trial of abexinostat, for use as a single agent, as a fourth-line treatment of relapsed or refractory FL in the U.S. and Europe.

FDA has already granted Fast-Track designation to abexinostat, in combination with pazopanib, as a first- or second-line treatment of renal cell carcinoma.

About Xynomic Pharmaceuticals Holdings, Inc.

Xynomic Pharmaceuticals Holdings, Inc. is a clinical stage oncology-focused biopharmaceutical company. Its current pipeline mainly consists of 3 drug candidates; Xynomic owns global exclusive development, manufacturing and commercialization rights to each of these. Its lead drug candidate, abexinostat, is in global potentially pivotal clinical trials for the treatment of renal cell carcinoma (in combination with pazopanib) and non-Hodgkin’s lymphoma (as a single agent). Xynomic’s other clinical stage drug candidate XP-105 (BI 860585) is a Phase 2 ready, ATP-competitive mTORC1/2 inhibitor for the treatment of solid tumors. Xynomic’s pre-clinical oncology drug candidate XP-102 (BI 882370) is a pan-RAF inhibitor.

Use of Forward-Looking Statements

This press release contains “forward-looking” statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Xynomic has based these forward-looking statements largely on its current expectations and projections about future events and trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks related Xynomic’s financial position and need for additional capital to complete the planned trials and support its continuing operation, risks related to uncertainty in maintaining and obtaining regulatory approval and ultimately commercialize its drug candidates or delays in doing so; and the risks more fully described in the filings that Xynomic makes with the SEC.  Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Investor Relations, Media, and Business Development Contact:

angela.feng@xynomicpharma.com